EXHIBIT A
                                    ---------


                                    AGREEMENT
                                    ---------

         Each of the undersigned agrees that this Schedule 13G relating to equity securities of Magellan Technology, Inc. shall be filed on behalf of each of the undersigned.

/s/ VAUGHN R. COOK                                  DATED:     November 20, 1998
------------------------                            ----------------------------
Vaughn R. Cook


/s/ KATHRYN C. COOK                                 DATED:     November 20, 1998
------------------------                            ----------------------------
Kathryn C. Cook



SEC 1745 (3-98)                Page 7 of 7 Pages